                                               EXHIBIT 11


                       DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                            COMPUTATION OF NET INCOME PER SHARE

                        For the Five Years Ended October 31, 1995
                         (All amounts other than per share data
                                  are stated in thousands)


                                                   Year Ended October 31
                                                  -----------------------
                                                    1995           1994
                                                  --------       --------
 1.  Net income (loss)......................      $706,105       $603,563
 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding...............            22             35
                                                  --------       --------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures............      $706,127       $603,598
                                                  --------       --------
                                                  --------       --------
PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding...................       260,494        258,438
                                                  --------       --------
                                                  --------       --------
 5.  Incremental shares:
       Dilutive common stock options........         1,647          1,359
       Dilutive stock appreciation
        rights.............................                                                  ----------------
                                                        58            144
                                                  --------       --------
Total incremental shares...........                  1,705          1,503
                                                  --------       --------
                                                  --------       --------

 6.  Primary net income (loss) per common
       share (1 divided by 4)...............      $   2.71*      $   2.34*
                                                  --------       --------
                                                  --------       --------

FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7.  Weighted average number of common
       shares outstanding...................       260,494        258,438
 8.  Incremental shares:
       Dilutive common stock options........         1,833          1,503
       Dilutive stock appreciation
         rights.............................            67            147
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001.........            54             57
                                                  --------       --------

10.      Total..............................       262,448        260,145
                                                  --------       --------
                                                  --------       --------

11.  Fully diluted net income (loss) per
       common share (3 divided by 10).......      $   2.71*      $   2.34*

                                                  --------       --------
                                                  --------       --------

                                                    Year Ended October 31
                                              --------------------------------
                                                 1993        1992        1991
                                              --------     --------   --------
 1.  Net income (loss)......................  $(920,860)   $ 37,426   $(20,191)
 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding...............         60          67         91
                                              --------     --------   --------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures............  $(920,800)   $ 37,493   $(20,100)
                                               --------    --------   --------
                                               --------    --------   --------
PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding...................    231,874     228,822    228,493
                                               --------    --------   --------
                                               --------    --------   --------
 5.  Incremental shares:
       Dilutive common stock options........      3,000         441        813
       Dilutive stock appreciation
         rights.............................         66          33         33
                                               --------    --------   --------
         Total incremental shares ..........      3,066         474        846
                                               --------    --------   --------
                                               --------    --------   --------

 6.  Primary net income (loss) per common
       share (1 divided by 4) ..............  $   (3.97)*  $    .16*  $   (.09)*
                                               --------    --------   --------
                                               --------    --------   --------
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FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7.  Weighted average number of common
       shares outstanding...................    231,874     228,822    228,493
 8.  Incremental shares:
       Dilutive common stock options........      3,378         441        966
       Dilutive stock appreciation
         rights.............................        126          45         48
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001.........        150         162        177
                                               --------    --------   --------

10.      Total..............................    235,528     229,470    229,684
                                               --------    --------   --------
                                               --------    --------   --------

11.  Fully diluted net income (loss) per
       common share (3 divided by 10).......  $   (3.97)*  $    .16*  $   (.09)*
                                               --------    --------   --------
                                               --------    --------   --------


* Net income per common share outstanding was used in the designated calculations since the dilutive effect of common stock options, stocks appreciation rights and assumed conversion of convertible debentures was either immaterial or antidilutive. All share and per share amounts have been adjusted retroactively for a three-for-one stock split effective November 17,1995.

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